PHOENIX SERIES FUND
CIK# 0000019469
ANNUAL 10/31/06


Because the electronic format for filing Form NSAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2, 74V1, and 74V2 correctly, the correct answers are as follows:

72DD1/72DD2-
Series 1- Class A $21,910, Class B $303, Class C $1,188.
Series 5- Class A $9,234, Class B $334 and Class C $84.
Series 7- Class A , B, C is zero.
Series 8- Class A $3,378, Class B $88 and Class C $53.

72EE-
Series 1- Class A $22,794, Class B $445, Class C 1,845.
Series 5- Class A, Class B and Class C is zero.
Series 7- Class A, Class B and Class C is zero.
Series 8- Class A, Class B and Class C is zero.

73A1/73A2-
Series 1- Class A $0.3380, Class B $0.2280, Class C $0.2280.
Series 5- Class A $0.3250, Class B $0.2890 and Class C $0.2890.
Series 7- Class A, Class B and Class C is zero.
Series 8- Class A $0.3870, Class B $0.3270 and Class C $0.3270.

73B-
Series 1- Class A $0.3400, Class B $0.3400, Class C 0.3400.
Series 5- Class A, Class B and Class C is zero.
Series 7- Class A, Class B and Class C is zero.
Series 8- Class A, Class B and Class C is zero.

74U1/74U2-
Series 1- Class A 61,846, Class B 1,318, Class C 4,904
Series 5- Class A 26,941, Class B 949, Class C 326
Series 7- Class A 7,788, Class B 691, Class C 36
Series 8- Class A 8,181, Class B 214, Class C 158

74V1/74V2-
Series 1- Class A $15.74, Class B $15.69, Class C $15.68.
Series 5- Class A $4.91, Class B $4.84, Class C $4.87.
Series 7- Class A $16.33, Class B $14.61, Class C $14.60.
Series 8- Class A $8.24, Class B $8.18, Class C $8.21.